UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14A-12

Cushman & Wakefield plc

(Name of Registrant as specified in its charter)

(Name of person(s) filing proxy statement, if other than the Registrant)

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Independent Proxy Advisory Firm Glass Lewis Joins ISS in Recommending Shareholders Vote “FOR” All Proposals Related to Cushman & Wakefield’s Redomiciliation

NEW YORK, October 3, 2025 – Cushman & Wakefield plc (NYSE: CWK) (the “Company”) today announced that independent proxy advisory firm Glass, Lewis & Co. (“Glass Lewis”) has recommended that the Company’s shareholders vote “FOR” all of the Company’s proposals in connection with the Company’s intention to change its place of incorporation from England and Wales to Bermuda (the “Redomiciliation”). Glass Lewis’s voting recommendations follow similar voting recommendations from independent proxy advisory firm Institutional Shareholder Services (“ISS”).

The Company’s board of directors (the “Board”) is recommending that shareholders vote in favor of all its proposals to redomicile to Bermuda to facilitate shareholder value creation. The Redomiciliation would change the jurisdiction of incorporation and governing documents of its parent company, but is not expected to have any material impact on the Company’s operations or subsidiaries:

•

After an approximately 18-month extensive review process of six potential jurisdictions, the Board determined that Bermuda offered the Company and shareholders the best balance in terms of economic savings, efficiencies from reduced administrative burden, reliability, tax neutrality, risk, feasibility, and facilitation and creation of long-term shareholder value.

•

The proposals would facilitate shareholder value creation, including cost savings (estimated annual savings of $3 million annually) by reducing administrative, accounting, tax and legal complexity while increasing corporate efficiencies.

•	The Redomiciliation is part of a larger effort to enhance the Company’s corporate governance, including a separate proposal to declassify the Board gradually over a three-year period.

•

The Redomiciliation provides an opportunity to better align the Company’s corporate governance with the expectations of the Company’s largely U.S. shareholder base under the more adaptable and business-friendly corporate law of Bermuda.

•	The Redomiciliation is not tax driven as the relocation to Bermuda would be generally tax neutral and the Company’s subsidiaries’ tax residences will not change.

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As a Bermuda company, the Company will continue trading on the NYSE (under the same symbol “CWK”) and will continue to be governed by the Securities and Exchange Commission’s (the “SEC”) rules and regulations.

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The Redomiciliation is not expected to result in any material change in the Company’s offices, management team, Board or employee base, nor will it result in material changes to the Company’s operating companies’ client offerings or services.

•	The Company remains committed to its U.K. and European customers, employees and businesses.

•	There will be no material change to the Company’s U.S. GAAP financial statements and no changes in its financial documents, financings or credit agreements.

The special meetings associated with the Redomiciliation will be held on October 16, 2025.

For more information about the proposed Redomiciliation, see the Company’s Definitive Proxy Statement for the special meetings filed on September 4, 2025.

About Cushman & Wakefield

Cushman & Wakefield plc (NYSE: CWK) is a leading global commercial real estate services firm for property owners and occupiers with approximately 52,000 employees in nearly 400 offices and 60 countries. In 2024, the firm reported revenue of $9.4 billion across its core service lines of Services, Leasing, Capital markets, and Valuation and other. Built around the belief that Better never settles, the firm receives numerous industry and business accolades for its award-winning culture.

Forward-Looking Statements

This communication contains forward-looking statements. All statements other than statements of historical fact, including statements relating to the shareholder meetings in connection with the Redomiciliation, the Redomiciliation, trends in or expectations relating to the expected effects of our initiatives, strategies and plans, as well as trends in or expectations regarding our financial results and long-term growth model and drivers, and regarding our business strategy and plans and our objectives for future operations, are forward-looking statements. The words “can,” “believe,” “may,” “will,” “continue,” “anticipate,” “intend,” “plan,” “expect,” “seek” and similar expressions are intended to identify forward-looking statements. We have based these forward-looking statements largely on our current expectations and projections about future events and trends. These statements are subject to a variety of risks and uncertainties that could cause actual results to differ materially from expectations. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including the Risk Factors section of our Annual Report on Form 10-K for the year ended December 31, 2024. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this document may not occur and actual results could differ materially and adversely from those anticipated or implied in the forward-looking statements. You should not rely upon forward-looking statements as predictions of future events. The events and circumstances reflected in the forward-looking statements may not be achieved or occur. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results. We assume no obligation to update any of the forward-looking statements contained in this document, except as required by law.

Additional Information and Where to Find It

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. This communication may be deemed to be solicitation material in respect of the Redomiciliation. In connection with the Redomiciliation and the related special meetings on October 16, 2025, the Company filed with the SEC a definitive proxy statement and scheme circular (the “Definitive Proxy Statement”) on September 4, 2025, which was also mailed to the Company’s shareholders, as well as other relevant documents regarding the proposed Redomiciliation. THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO AND ANY DOCUMENTS INCORPORATED BY REFERENCE THEREIN AND OTHER RELEVANT DOCUMENTS IN CONNECTION WITH THE PROPOSED TRANSACTION THAT THE COMPANY WILL FILE WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REDOMICILIATION. The Company’s shareholders and investors may obtain free copies of the Definitive Proxy Statement and other relevant materials (when they become available) and other documents filed by the Company at the SEC’s website at www.sec.gov. Copies of the Definitive Proxy Statement (and other relevant materials when they become available) and the filings that will be incorporated by reference therein may also be obtained, without charge, by contacting the Company’s Investor Relations team at ir@cushwake.com or +1 (312) 338-7860.